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                                                                     Exhibit 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                              INTERMAGNETICS, INC.

         The undersigned incorporation, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

         FIRST:  The name of the Corporation is:

                              INTERMAGNETICS, INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 82,000,000, consisting of 2,000,000 shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock"), and 80,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock").

         Section 1. Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock are as follows:

         The Board of Directors is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                  (a) the designation of such series, the number of shares that constitute such series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights), whether the shares of such series shall have one vote per share or more or less than one vote per share, whether the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation), whether all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;


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                  (c) the annual dividend rate (or method of determining such rate), if any, payable on such series, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the board of directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, the conditions and the dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

                  (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

                  (e) whether the shares of such series shall be subject to redemption in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events and, if so, the times, the prices therefor (in cash, securities or other property or a combination thereof) and any other terms and conditions of such redemption;

                  (f) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of the shares of such series;

                  (g) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof, including the price or prices (in cash, securities or other property or a combination thereof), the period or periods within which and any other terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to the operation of such retirement or sinking find;

                  (h) whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class or any other securities or property of the Corporation or any other entity, and, if so, the price or prices (in cash, securities or other property or a combination thereof) or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, any other series of the Preferred Stock or any other class of capital stock;

                  (j) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

                  (k) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.


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         Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         Except as otherwise provided by such resolution or resolutions, all shares of Preferred Stock that are converted, redeemed, repurchased, exchanged or otherwise acquired by the Corporation shall be cancelled and retired and shall not be reissued.

         For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

         Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution of the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

         Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or pursuant to the Delaware General Corporation Law as then in effect.

         Section 2. Options, Warrants and Other Rights. The Board of Directors of the Corporation is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or of any other entity, including any class or series of stock of the Corporation or of any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board of Directors and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

                  (i) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any person of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation's securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;


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                  (ii) restricting, precluding or limiting the exercise,
         transfer or receipt of such options, warrants or other rights by any person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a person, or invalidating or voiding such options, warrants or other rights held by any such person or transferee; and

                  (iii) permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, repurchase, terminate or exchange such options, warrants or other rights.

         This paragraph shall not be construed in any way to limit the power of the Board of Directors of the Corporation to create and issue options, warrants or other rights.

         FIFTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

         SIXTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

         SEVENTH: The directors of the Corporation shall be divided into two classes, which shall be as nearly equal in number as possible. The number of directors of the Corporation and the number of directors in each class of directors shall be fixed only by resolution of the board of directors of the Corporation from time to time. The initial term of office of the first such class of directors shall expire at the annual meeting of stockholders in 2005, and the initial term of office of the second such class of directors shall expire at the annual meeting of stockholders in 2006, with each such class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the second year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.

         No director who is part of any such class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

         Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number otherwise fixed pursuant to resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.


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         In all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them among the number to be voted for, or to any two or more of them, as he may see fit.

         EIGHTH: In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interests of the Corporation and its stockholders and the effects that the Corporation's actions may have in the short term or long term upon any one or more of the following matters:

                  (i) the prospects for potential growth, development, productivity and profitability of the Corporation;

                  (ii) the Corporation's current employees;

                  (iii) the Corporation's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

                  (iv) the Corporation's customers and creditors;

                  (v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

                  (vi) such other additional factors as a director may consider appropriate in such circumstances.

         Nothing in this Article EIGHTH shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any right against any director of the Corporation or the Corporation under this Article EIGHTH.

         NINTH: No action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this Article NINTH, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the provisions of such series.


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         TENTH: No provision of Article SEVENTH, EIGHTH, NINTH or ELEVENTH or of
this Article TENTH shall be amended, modified or repealed, and no provision inconsistent with any such provision shall become part of this Certificate of Incorporation, unless such matter is approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article TENTH shall be in addition to any other vote of the stockholders that may be required by law, this Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

         ELEVENTH: Section 1. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from such liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

         Section 2. The Corporation shall, to the fullest extent from time to time permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed at the request of the Corporation to serve as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The right to be indemnified hereunder shall include, without limitation, the right of a director or officer to be paid expenses in advance of the final disposition of any proceedings, upon receipt of an undertaking to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified hereunder.

         A person entitled to indemnification hereunder shall also be paid reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to the indemnification granted hereunder.

         The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

         The Board of Directors may take such action as it deems necessary or desirable to carry out these indemnification provisions, including without limitation adopting procedures for determining and enforcing the rights guaranteed hereunder, and purchasing insurance policies; and the Board of Directors is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions, policies and contracts implementing, interpreting and conditioning such provisions or adopting such further and additional indemnification arrangements as may be permitted by law.


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         Section 3. Neither the amendment, alternation or repeal of this Article
Eleventh, nor the adoption of any provision of this Certificate of Incorporation or of the By-Laws of the Corporation that is inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration, repeal or adoption with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.

         TWELFTH: The name and mailing address of the incorporator are as follows:

         Sharon L. Ferko
         c/o Morgan, Lewis & Bockius LLP
         101 Park Avenue
         New York, NY  10178-0060


         IN WITNESS WHEREOF, I have signed this certificate of incorporation this 18th day of November, 2004.



                                                       /s/ Sharon L. Ferko
                                                           ------------------
                                                           Sharon L. Ferko
                                                           Sole Incorporator